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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of Earliest Event Reported): July 7, 2003

                              ANTARES PHARMA, INC.
                              --------------------
               (Exact Name of Registrant as Specified in Charter)

           Minnesota                  0-20945               41-1350192
           ---------                  -------               ----------
  (State or Other Jurisdiction      (Commission         (I.R.S. Employer
        of Incorporation)           File Number)        Identification No.)

          707 Eagleview Boulevard, Suite 414, Exton, PA      19341
          ----------------------------------------------------------
          (Address of Principal Executive Offices)        (Zip Code)

       Registrant's telephone number, including area code: (610) 458-6200

                                 Not Applicable
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

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THE FOLLOWING IS A SUMMARY OF THE DOCUMENTS DISCUSSED BELOW AND IS NOT INTENDED
TO BE A COMPLETE DESCRIPTION OF SUCH DOCUMENTS OR THE TRANSACTIONS WHICH ARE THE
  SUBJECT OF SUCH DOCUMENTS. REFERENCE IS MADE TO THE COPIES OF SUCH DOCUMENTS
     ATTACHED HERETO AS EXHIBITS FOR A COMPLETE DESCRIPTION OF THE TERMS AND
                          CONDITIONS OF SUCH DOCUMENTS.

Item 5. Other Events.

        On July 7, 2003, Antares Pharma, Inc. (the "Company") completed a private placement of its common stock and warrants to three investors. Specifically, the Company sold 2,000,000 shares of its common stock, par value $.01 per share, to Xmark Fund Ltd., Xmark Fund, L.P. and SDS Merchant Fund, LP (collectively, the "Purchasers"), for an aggregate purchase price of $2,000,000. As part of the transaction, the Company also issued to the Purchasers five-year warrants (the "Warrants") to purchase an aggregate of 1,500,000 shares of the Company's common stock at an exercise price of $1.25 per share. The Company granted the Purchasers customary demand and piggyback registration rights with respect to the shares of its common stock issued and that are issuable upon exercise of the Warrants.

        The Company also granted the Xmark funds the right to designate one individual to serve on the Company's Board of Directors (the "Board") and the additional right to have one representative of the Xmark funds observe all meetings of the Board. The Company and its principal shareholder, Dr. Jacques Gonella (and Permatec Holdings AG, of which Dr. Gonella is the controlling shareholder), entered into a Voting Agreement with the Xmark funds under which Dr. Gonella agreed to vote his and Permatec's shares of the Company's common stock in favor of the election of the Xmark funds' designee to the Board.

        Pursuant to this transaction, the Company will be obligated to issue an aggregate of 3,500,000 shares of its common stock (assuming full exercise of the Warrants), which represents approximately 29% of its currently outstanding shares of common stock. Pursuant to NASD Marketplace Rules, the Company must obtain shareholder approval for the issuance of 20% or more of its currently outstanding shares. Therefore, under the terms of the Warrants, the Purchasers may not exercise the Warrants to purchase more than 437,540 shares (the number of shares that, when added to the 2,000,000 shares issued to the Purchasers on the closing date, would total more than 19.99% of the number of shares of the Company's common stock outstanding on July 7, 2003), until the Company obtains shareholder approval for the transaction. The Company intends to seek such approval at a special meeting of shareholders. On July 9, 2003, the Company issued a press release announcing the completion of this transaction, a copy of which is attached hereto.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)     Exhibits.

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        10.48   Purchase Agreement, dated July 7, 2003, by and among Antares
                Pharma, Inc., XMark Fund, L.P., XMark Fund, Ltd. and SDS Merchant Fund, LP
        10.49 Registration Rights Agreement, dated July 7, 2003, by and among Antares Pharma, Inc., XMark Fund, L.P., XMark Fund, Ltd. and SDS Merchant Fund, LP
        10.50 Voting Agreement, dated July 7, 2003, by and among Antares Pharma, Inc., Xmark Fund, L.P., Xmark Fund, Ltd., Dr. Jacques Gonella and Permatec Holding AG
        10.51   Form of Warrant, dated July 7, 2003
        99.1    Press Release dated July 9, 2003

                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 9, 2003                                 ANTARES PHARMA, INC.


                                                   By /s/ Roger G. Harrison
                                                     --------------------------
                                                     Roger G. Harrison
                                                     Chief Executive Officer